Exhibit 99.1

       For Immediate Release

Contact:	(News Media) Tony Zehnder +1.312.396.7086
(Investors) Scott Galovic +1.317.817.3228

CNO Financial Group, Inc. Receives Regulatory Approvals for
Consolidation of Insurance Subsidiaries

Carmel, Ind., October 20, 2010 – CNO Financial Group, Inc. (NYSE:CNO) today announced that it has received regulatory approvals for the previously announced plan to consolidate three insurance companies.

Under the consolidation plan, two CNO insurance subsidiaries - Conseco Insurance Company and Conseco Health Insurance Company were merged into Washington National Insurance Company (“WNIC”) in a transaction which was subject to approval of insurance regulators in Indiana, Illinois, Arizona and California.  In connection with and prior to the merger, WNIC was re-domesticated from Illinois to Indiana.

"Although the re-domestication and merger process has taken longer than initially anticipated, as we indicated when we first announced the plans, we do expect this merger to provide many benefits, including an increase to CNO's total adjusted statutory capital," said CEO Jim Prieur.

CFO Ed Bonach said "The merger will also result in an increase to our consolidated risk-based capital ratio.  On a pro forma basis, if the merger had been completed as of June 30, 2010, CNO's consolidated risk-based capital ratio would have been increased by 9 percentage points."

In addition, the re-domestication and merger will:

•
Provide an estimated $2.0 million of annual savings
by eliminating the costs to administer and file financial reports and related audits and examinations on two statutory companies and by reducing overall premium tax payments. Offsetting these savings will be approximately $5 million of one-time expenses over the next 12 months, including costs to update and restock forms, update IT systems, modify agent appointments, and complete other changes arising from the merger. (The re-domestication and merger will have no other impact on CNO's earnings or financial statements under generally accepted accounting principles.)

•	Significantly simplify the structure of Conseco Insurance Group, putting nearly half of its inforce business and all of its new sales activity into a single company.

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CNO Financial (2)
October 20, 2010

Giving effect to the merger, which will be effective for statutory reporting purposes beginning October 1, 2010, WNIC now has approximately $5 billion of statutory assets, 925,000 policies in force, $575 million of annual premiums, and $4.3 billion of statutory policy reserves, comprised of specified disease and other supplemental health policies (60%), annuities and other deposits (31%), and life insurance policies (9%).

About CNO
CNO is a holding company.  Our insurance subsidiaries – principally Bankers Life and Casualty Company, Colonial Penn Life Insurance Company and Washington National Insurance Company – serve working American families and seniors by helping them protect against financial adversity and provide for a more secure retirement.  For more information, visit CNO online at www.CNOinc.com.

Cautionary Statement Regarding Forward-Looking Statements.

Our statements, trend analyses and other information contained in this press release relative to markets for CNO Financial's products and trends in CNO Financial's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other ''forward-looking'' information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (ii) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect our ability to raise capital or refinance existing indebtedness and the cost of doing so; (iii) our ability to generate sufficient liquidity to meet our debt service obligations and other cash needs; (iv) our ability to obtain adequate and timely rate increases on our supplemental health products, including our long-term care business; (v) the receipt of any required regulatory approvals for dividend and surplus debenture interest payments from our insurance subsidiaries; (vi) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (vii) changes in our assumptions related to deferred acquisition costs or the value of policies in force at the effective date; (viii) the recoverability of our deferred tax assets and the effect of potential ownership changes and tax rate changes on its value; (ix) our assumption that the positions we take on our tax return filings, including our position that our 7.0% convertible senior debentures due 2016 will not be treated as stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and will not trigger an ownership change, will not be successfully challenged by the Internal Revenue Service; (x) changes in accounting principles and the interpretation thereof; (xi) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems, (xii) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (xiii) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (xiv) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (xv) our ability to complete the remediation of  the material weakness in internal controls over our actuarial reporting process and to maintain effective controls over financial reporting; (xvi) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xvii) our ability to achieve eventual upgrades of the  financial strength ratings of CNO Financial and our insurance company subsidiaries as well as the impact of rating downgrades on our business and our ability to access capital; (xviii) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xix) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends and surplus debenture interest to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; and (xx) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products.  Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.  Our forward-looking statements speak only as of the date made.  We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

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